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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements Form S-3 (Nos. 333-108726, 333-105917 and 333-73216) and Form S-8 (Nos. 333-105907,
333-101756, 333-92328, 333-65198, 333-57096, 333-44012, 333-87127 and 333-57875)
of our report dated January 23, 2004, with respect to the consolidated financial statements of Neurocrine Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                   /S/ ERNST & YOUNG LLP

San Diego, California
March 9, 2004